Neptune Announces Amendment and Expansion of Sprout Secured Promissory Notes Led by Morgan Stanley

LAVAL, QUÉBEC, CANADA – July 13, 2022 – Neptune Wellness Solutions Inc. ("Neptune" or the "Company") (NASDAQ: NEPT) (TSX: NEPT), a diversified and fully integrated health and wellness company focused on plant-based, sustainable and purpose-driven lifestyle brands, announced today that Sprout Foods Inc. ("Sprout"), the Company’s organic plant-based baby food and toddler snack company, has entered into an amendment of each of its existing Secured Promissory Notes to expand from US$22.5 million to a maximum of US$37.5 million.

In connection with this expansion, investment funds managed by Morgan Stanley Expansion Capital (“Morgan Stanley” or "MSEC”) have agreed to immediately commit an additional US$3 million under the expanded Secured Promissory Notes to Sprout.

The maturity date of the note facility of February 1, 2024 is consistent with the maturity date of the existing Secured Promissory Notes with MSEC and Neptune. The funds from the expanded facility are intended to be used for the general working capital needs of Sprout and the repayment of certain existing Sprout debt payable to Neptune. MSEC will be issued 372,670 common shares of Neptune in connection with this expansion.

“The expanded facility shows confidence in Neptune’s strategic shift towards becoming a pure play CPG company and specifically the growth opportunity for Sprout,” said Michael Cammarata, Chief Executive Officer and President of Neptune. “We look forward to expanding our relationship with Morgan Stanley.”

Lincoln Isetta, a Managing Director of Morgan Stanley Expansion Capital, commented, “The expanded facility with Sprout demonstrates our support and optimism for the next stage of growth at Neptune and Sprout, a leader in the organic baby food market. We continue to see exciting potential in this sector and believe Sprout is well-positioned to continue share gains and expand its presence into new categories.”

About Sprout Organics

Sprout Organics is an organic baby food brand that strives to make mealtime easy and fun for parents and babies through delicious snacks and meals made with fresh, organic ingredients. The company aims to make life less complicated, give children a head start in life, and explore new foods with excitement with three simple promises: Keep it real, keep it simple and keep it fun. Sprout uses only the best, real and organic ingredients in everything it makes which means certified organic foods in every bite straight from nature, no GMOs. To learn more, please visit www.sproutorganics.com.

About Neptune Wellness Solutions Inc.

Headquartered in Laval, Quebec, Neptune is a diversified health and wellness company with a mission to redefine health and wellness. Neptune is focused on building a portfolio of high quality, affordable consumer products in response to long-term secular trends and market demand for natural, plant-based, sustainable and purpose-driven lifestyle brands. The Company utilizes a highly flexible, cost-efficient manufacturing and supply chain infrastructure that can be scaled to quickly adapt to consumer demand and bring new products to market through its mass retail partners and e-commerce channels. For additional information, please visit: https://neptunewellness.com/.

Disclaimer – Safe Harbor Forward–Looking Statements

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking statements") within the meaning of applicable securities laws. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates, and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "budget", "scheduled", "forecasts", "estimates", "believes" or "intends" or variations of such words and phrases or stating that certain actions, events or results "may" or "could", "would", "might" or "will" be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements. In this news release, forward-looking statements include, among other things, statements with respect to the potential growth and market opportunities for Sprout, Neptune Wellness Solutions’ potential expanded relationship with Morgan Stanley, the potential expansion of the facility beyond the US$3 million committed by Morgan Stanley and the intended use of funds from the expanded facility.

These forward-looking statements are based on assumptions and estimates of management of the Company at the time such statements were made. Actual future results may differ materially as forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors, among other things, include: the ability of the Company to successfully implement its strategic initiatives; the market acceptance of, and competition with others, with respect to Sprout’s products; changes to food standards or other related requirements by applicable regulatory agencies; implications of the COVID-19 pandemic on the Company's operations; fluctuations in general macroeconomic conditions; fluctuations in securities markets; changing consumer habits; the ability of the Company to successfully achieve its business objectives and cost cutting plans; plans for expansion; competition; political and social uncertainties; inability to obtain adequate insurance to cover risks and hazards; the ability of the Company to obtain financing on acceptable terms, the adequacy of the Company’s capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute its business plan (either within the expected timeframe or at all); the ability of the Company to obtain financing on acceptable terms, expectations regarding the resolution of litigation and other legal and regulatory proceedings, reviews and investigations; employee relations; and the presence of laws and regulations that may impose restrictions in the markets where the Company operates. Although the forward-looking statements contained in this news release are based upon what management of the Company believes, or believed at the time, to be reasonable assumptions, the Company cannot assure shareholders that actual results will be consistent with such forward-looking statements, as there may be other factors that cause results not to be as anticipated, estimated or intended. Readers should not place undue reliance on the forward-looking statements and information contained in this news release. The Company assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

Additional information regarding these and other risks and uncertainties relating to the Company's business are contained under the heading "Risk Factors" in the Company's Annual Report on Form 10-K dated July 8, 2022, for the year ended March 31, 2022, filed under the Company's profile on SEDAR at www.sedar.com and with the United States Securities and Exchange Commission on EDGAR at www.sec.gov.

Neither NASDAQ nor the Toronto Stock Exchange accepts responsibility for the adequacy or accuracy of this release.

Media Contacts:

media@neptunecorp.com

Jessica Adkins, SVP Corporate Communications

Neptune Wellness Solutions, Inc.

j.adkins@neptunecorp.com

Investor Contacts:

Morry Brown, VP Investor Relations

Neptune Wellness Solutions, Inc.

m.brown@neptunecorp.com

Valter Pinto, Managing Director

KCSA Strategic Communications

neptune@kcsa.com

212.896.1254